                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                   Evans and Sutherland Computer Corporation
.............................................................................
               (Name of Registrant as Specified In Its Charter)

                   Evans and Sutherland Computer Corporation
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4) Proposed maximum aggregate value of transaction:
- ------------
 * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:


Notes:

                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1994

TO THE HOLDERS OF COMMON STOCK OF
 Evans & Sutherland Computer Corporation:

  The Annual Meeting of the Shareholders of Evans & Sutherland Computer Corporation, a Utah corporation, will be held in the Company's offices at 600 Komas Drive, Salt Lake City, Utah on May 19, 1994, at 11:00 a.m., Salt Lake City time, for the following purposes:

    1. To elect two directors to serve until the 1997 Annual Meeting of Shareholders;

    2. To consider and vote upon a proposal to adopt the Evans & Sutherland 1994 Long-Term Incentive Equity Plan as described in the accompanying proxy statement;

    3. To consider and vote upon a proposal to amend the 1989 Stock Option Plan For Non-Employee Directors, increasing the initial and annual option grant awards to directors from 2,000 to 5,000 shares, and increasing the accumulative option grant awards for a given director, under the plan, from 20,000 shares to 45,000 shares; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only shareholders of record at the close of business on April 1, 1994 (the "Record Date"), are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors


                                          Gary E. Meredith,
                                           Secretary

Salt Lake City, Utah
Dated: April 15, 1994

- --------------------------------------------------------------------------------

THE VOTE OF EACH SHAREHOLDER WILL BE IMPORTANT AT THIS MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. SUCH ACTION WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU FIND IT POSSIBLE TO ATTEND THE MEETING.

                               EVANS & SUTHERLAND
                              COMPUTER CORPORATION

                                600 Komas Drive
                           Salt Lake City, Utah 84108

                                                                  April 15, 1994
                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

  This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Evans & Sutherland Computer Corporation, a Utah corporation, (the "Company") to be voted at the Annual Meeting of Shareholders to be held on May 19, 1994, and any adjournment(s) thereof. The Annual Meeting of Shareholders will be held at the Company's offices at 600 Komas Drive, Salt Lake City, Utah 84108 at 11:00 a.m., Salt Lake City time. Certain directors, officers and employees of the Company may solicit Proxies by telephone, telegram, mail or personal contact. Arrangements will be made with brokers, nominees and fiduciaries to send Proxies and proxy material to their principals at the Company's expense. All costs incurred in connection with the solicitation will be borne by the Company.

THE PROXY

  All Proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later Proxy or by voting in person at the meeting.

  Proxies shall be voted in accordance with the directions of the shareholders. Unless otherwise directed, Proxies will be voted (1) FOR the election of the two nominees for director, (2) FOR the adoption of the Evans & Sutherland 1994 Long-Term Incentive Equity Plan, (3) FOR the proposed amendment to the 1989 Stock Option Plan For Non-Employee Directors, and (4) in the discretion of the persons named in the accompanying Proxy, upon such other matters as may properly come before the meeting.

INFORMATION ON OUTSTANDING STOCK

  The Company's authorized capital stock consists of 30 million shares of $0.20 par value common stock, 5 million shares of class A preferred stock, no par value, and 5 million shares of class B preferred stock, no par value. As of April 1, 1994 (the "Record Date"), there were 8,520,757 shares of common stock issued and outstanding and there were no shares of preferred stock outstanding. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the meeting. The presence at the meeting, in person or by proxy, of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business.

  The following table sets forth, as of the Record Date, the name of each person who owns of record or is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, the number of shares owned by all directors and officers as a group, and the percentage of the outstanding shares represented thereby.

 NAME AND ADDRESS                           AMOUNT AND NATURE
        OF                                    OF BENEFICIAL              PERCENT
 BENEFICIAL OWNER                             OWNERSHIP(1)               OF CLASS
 ----------------                           -----------------            --------
 HOLDERS OF MORE THAN 5%
   State of Wisconsin Investment Board....   580,000 shares(2)             6.8
   P.O. Box 7842, Madison, Wisconsin 53707
   The Capital Group, Inc.................   557,000 shares(3)             6.5
   333 South Hope Street, Los Angeles,
    California 90071
   Brinson Partnership, Inc., Brinson
    Trust Company,
    and Brinson Holdings, Inc.............   462,600 shares(4)             5.4
   209 S. LaSalle, Chicago, Illinois
    60604-1295
 DIRECTORS & EXECUTIVE OFFICERS
   Stewart Carrell........................    39,000 shares                 *
   Henry N. Christiansen..................    21,000 shares                 *
   Peter O. Crisp.........................    57,437 shares(5)              *
   Rodney S. Rougelot.....................   150,016 shares(6)             1.8
   Ivan E. Sutherland.....................    54,530 shares(7)              *
   John E. Warnock........................     1,000 shares                 *
   Robert A. Schumacker...................    82,000 shares(8)              *
   Ronald R. Sutherland...................    15,000 shares(8)              *
 Directors and Officers (11 as a Group)...   467,481 shares(5)(6)(7)(8)    5.5

- --------
*Does not exceed one percent (1%) of class.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include (a) shares subject to options exercisable within 60 days of the Record Date, (b) shares held by unincorporated entities and in trusts and estates over which an individual holds at least shared voting or investment powers, and (c) shares held in trusts and estates of which at least 10 percent of the beneficial interest of such trust is attributable to specified persons in the immediate family of the individual(s) involved. This information is not necessarily indicative of beneficial ownership for any other purpose. The directors and officers of the Company have sole voting and investment power over the shares of the Company's common stock held in their names, except as noted in the following footnotes.

(2) State of Wisconsin Investment Board has sole dispositive power and no voting power according to Schedule 13D filed with the Securities and Exchange Commission.

(3) The Capital Group, Inc. has sole dispositive power and no voting power according to Schedule 13G filed with the Securities and Exchange Commission.


(4) The Brinson ownership group has sole voting and dispositive power according to Schedule 13G filed with the Securities and Exchange Commission.

(5) Mr. Crisp disclaims beneficial ownership of 6,900 shares held in trust for the benefit of his children.

(6) Mr. Rougelot disclaims beneficial ownership of 6,800 shares held for the benefit of his children.

(7) The number of shares attributable to Mr. Sutherland includes 11,300 shares held by the Sutherland Family Trust of 1980 as to which Mr. Sutherland is a co-trustee with Marcia Sutherland. Each trustee has sole voting and dispositive power.

(8) The total figure for directors and officers as a group includes 339,164 shares subject to stock options which are currently exercisable or will be exercisable on or before June 1, 1994. This figure includes 15,000 shares each for Messrs. Christiansen, Crisp, and Sutherland, 39,000 shares for Mr. Carrell, 1,000 shares for Mr. Warnock, 114,666 shares for Mr. Rougelot, 77,000 shares for Mr. Schumacker, and 15,000 shares for Mr. Ronald R. Sutherland.

                             ELECTION OF DIRECTORS

  Two directors are to be elected at the meeting. The directors so elected will serve for a three-year term expiring in 1997, or until their respective successors are duly elected and qualified. Proxies will be voted for the election of Mr. Peter O. Crisp and Mr. Ivan E. Sutherland. In the event a nominee is unable to serve, the Proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors, to serve for the term proposed for the nominee replaced. The Board of Directors has no reason to believe that any nominee will be unavailable. All directors have served continuously since first elected as a director. The affirmative vote of a majority of a quorum of shareholders is required to elect each director.

                                                              FIRST    EXPIRATION
                                                            ELECTED AS OF CURRENT
         NAME                   PRINCIPAL OCCUPATION        A DIRECTOR    TERM
         ----                   --------------------        ---------- ----------
NOMINEES FOR ELECTION
Peter O. Crisp(1)        General Partner of Venrock            1980       1994
                         Associates
Ivan E. Sutherland(2)    Vice President and Fellow of Sun      1968       1994
                         Microsystems, Inc.
INCUMBENT DIRECTORS
Stewart Carrell(3)       Chairman of the Board of the          1984       1996
                         Company
Henry N. Christiansen(4) Professor, Civil Engineering          1983       1995
                         Department, Brigham Young
                         University
Rodney S. Rougelot(5)    President of the Company and          1983       1995
                         Chief Executive Officer
John E. Warnock(6)       Chairman and Chief Executive          1992       1996
                         Officer of Adobe Systems, Inc.

- --------

(1) Mr. Crisp (age 61) has been a General Partner of Venrock Associates, a venture capital firm based in New York, since 1969. He is also a Director of American Superconductor Corp., Apple Computer, Inc., Long Island Lighting Co., Thermedils, Inc., Thermo Electron Corporation, Thermo Power Corporation, Thermotrex Corporation, and United States Trust Corporation.

(2) Mr. Sutherland (age 55) is a Vice President and Fellow for Sun Microsystems, Inc. from 1980 to late 1990. Mr. Sutherland served as Vice President and Technical Director for Sutherland, Sproull and Associates, Inc. Also during this period, Mr. Sutherland was associated with ATV as a partner and advisor in venture capital activities. From March, 1976, to July, 1980, he served as Fletcher Jones Professor of Computer Science and head of the Computer Science Department at the California Institute of Technology. Mr. Sutherland served as a Vice President and the Chief Scientist of the Company from 1968 until June, 1974, a Vice President of Picture Design Group from July, 1974, to December, 1974, and as a Senior Scientist for the Rand Corporation from January, 1975, to May, 1976.

(3) Mr. Carrell (age 60) was elected as the Chairman of the Board of Directors of the Company on March 7, 1991. He also serves as the Chairman of Focal Surgery, Inc. and Seattle Silicon Corporation. From mid-1984 until October, 1993, Mr. Carrell was Chairman and Chief Executive Officer of Diasonics, Inc., a medical imaging company. From November 1983 until early 1987, Mr. Carrell was also a General Partner in Hambrecht & Quist, a west coast based investment banking and venture capital firm.

  Until mid-1983, Mr. Carrell was an Executive Vice President with Texas Instruments. Key responsibilities during his 25 years with Texas Instruments included European operations, consumer electronics, central research, development, and engineering, and various management positions in TI's semiconductor operations.

  Mr. Carrell is also a director of Diasonics Ultrasound Inc.

(4) Mr. Christiansen (age 58) served as a consultant to the Company from 1978 to 1981. He has served as a Professor of Civil Engineering at Brigham Young University since 1965 and also served as Chairman of the Department of Civil Engineering from May, 1980, to August, 1986.

(5) Mr. Rougelot (age 61) was appointed as President and Chief Executive Officer of the Company in May, 1989. He previously served as Corporate Vice President and President and Chief Executive Officer of the Simulation Division from July, 1986 to May, 1989. From March, 1983, to July, 1986, he served as the Executive Vice President and Chief Operating Officer of the Company. From 1974 to 1983, Mr. Rougelot served as a Vice President of the Company and Manager of Simulation Systems. Mr. Rougelot joined the Company in 1972.

(6) Mr. Warnock (age 53) is the Chairman and Chief Executive Officer of Adobe Systems, Inc. He was a founder of Adobe and has served as a director and it's Chief Executive Officer since 1982. He was also the President of Adobe from 1982 through March, 1989. From April, 1978, until the founding of Adobe, he was Principal Scientist of the Imaging Sciences Laboratory at Xerox Corporation's Palo Alto Research Center.

  The Board of Directors has established three committees, the Audit Committee, the Compensation and Stock Options Committee, and the Nomination Committee. The members of all three committees are Stewart Carrell, Henry N. Christiansen, Peter O. Crisp, Ivan E. Sutherland and John E. Warnock.

  The Audit Committee coordinates audit activities with the Company's external auditors to assure that the Board of Directors receives directly any recommendations of the auditors for the improvement of accounting controls without having such recommendations screened by the management of the Company. The Audit Committee held two meetings during fiscal year 1993.

  Pursuant to delegated authority from the Board of Directors, Mr. Rougelot, as Chief Executive Officer determines all salaries except salaries for corporate and division officers. The Compensation and Stock Options Committee reviews and approves stock option recommendations, under existing plans, received from management. The Compensation and Stock Options Committee held two meetings during fiscal year 1993.

  The Nomination Committee makes recommendations to the Board of Directors concerning candidates for election as directors. The Nomination Committee will consider nominees recommended by shareholders for election as a director. Such recommendations should be sent to the Secretary of the Company for presentation to the Nomination Committee. There were no separate meetings of the Nomination Committee held in fiscal 1993.

  Members of the Board of Directors employed by the Company do not receive any separate compensation for services performed as a director. Those members of the Board of Directors not employed by the Company received $15,000 annual retainer for the year 1993 plus $750 for each Board meeting attended and $750 for each committee meeting attended unless such committee meeting is held concurrently with a Board of Directors meeting, in which case each director attending such committee meeting receives $500 for the committee meeting attended. Commencing with the year 1994 the annual director retainer will increase to $20,000 and board meeting attendance compensation will increase to $1,000 for each meeting attended. Also commencing with 1994 there will be no compensation for committee meeting attendance. The Board of Directors held four Board Meetings during fiscal 1993 and held three meetings by telephone. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors.

1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

  On February 2, 1989, the Board of Directors adopted the 1989 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), which was approved by the shareholders on May 16, 1989. Under the Non-Employee Directors Plan, 200,000 shares are reserved for issuance of options.

  Pursuant to the Non-Employee Directors Plan, each non-employee director of the Company, serving at such time, received an option on May 16, 1989 to purchase 10,000 shares, which option was immediately exercisable. Each person who becomes an Eligible Director (non-employee) subsequent to the date of adoption of the Plan, receives an automatic grant, on the date of his first appointment or election to the Board, of an option to purchase 2,000 shares. Such option is exercisable in four annual installments on the first, second, third and fourth anniversaries of the date of the grant.

  In addition to the initial grants, each Eligible Director is automatically granted an additional option to purchase 2,000 shares on the first day of each fiscal year of the Company, provided, however, that in no event shall an Eligible Director be granted options under the Non-Employee Director Plan to purchase more than 20,000 shares in the aggregate. Each option, after the initial option, becomes exercisable in four installments on the first, second, third and fourth anniversaries of the date of the grant. As of the Record Date 134,000 shares remain available for future option grants under the Non-Employee Directors Plan.

  The exercise price for options granted under the Non-Employee Directors Plan is equal to the fair market value of the common stock as of the last trading day immediately prior to the date the option is granted. The options have a term of ten years. However, each option automatically terminates 30 days after the optionee ceases to be a non-employee director of the Company except by reason of the optionee's death, disability, or employment by the Company or a subsidiary, and terminates in 90 days upon the occurrence of one of these stated events.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth compensation awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company for the three fiscal years ended December 31, 1993.

                                                       LONG-TERM COMPENSATION
                                                    -----------------------------
                             ANNUAL COMPENSATION           AWARDS         PAYOUTS
                          ------------------------- --------------------- -------
                                             OTHER             SECURITIES
                                            ANNUAL  RESTRICTED UNDERLYING         ALL OTHER
                           SALARY   BONUS   COMPEN-   STOCK     OPTIONS/   LTIP    COMPEN-
       NAME AND             (1)      (2)    SATION   AWARD(S)   SARS (4)  PAYOUTS SATION (5)
  PRINCIPAL POSITION YEAR   ($)      ($)    (3) ($)    ($)        (#)       ($)      ($)
- ------------------   ----  ------  -------- ------- ---------- ---------- ------- ----------
Rodney S.
 Rougelot            1993 $305,654 $   -     None      None       None     None     $4,497
 President
  and Chief          1992  302,702     -       "        "          "         "       4,364
  Executive
   Officer           1991  288,165   46,620    "        "        22,000      "       4,237
Robert A.
 Schumacker          1993  227,769     -     None      None       None     None      4,497
 President -         1992  221,769   53,000    "        "          "         "       4,364
 Simulation
  Division           1991  206,250   60,000    "        "        18,000      "       4,237
Stewart
 Carrell             1993  110,000  120,000  None      None       None     None       None
 Chairman of
  the                1992  112,115     -       "        "          "         "        "
  Board of
   Directors         1991   87,577     -       "        "        39,000      "        "
Ronald R.
 Sutherland          1993  164,816     -     None      None       None     None      4,497
 Executive
  Vice Pres-
  ident -            1992  160,212   30,000    "        "          "         "       4,364
 Simulation
  Division           1991  149,327   34,000    "        "        12,000      "       4,237
J. Robert
 Driggs              1993  166,106     -     None      None       None     None      4,497
 Vice Presi-
  dent and           1992  163,808     -       "        "          "         "       4,364
  Chief Fi-
   nancial
   Officer           1991  154,327   20,000    "        "        12,000      "       4,237

- --------
(1) Reported compensation amounts are before 401(k) savings plan salary deferrals and group medical expense deferrals. The fiscal years 1993 and 1991 were 52-week years, whereas 1992 was a 53-week year. Also, pursuant to Company policy, annual salary increases if granted to E&S employees including executives, are effective as of the first day of July.
(2) Bonus compensation amounts were awarded according to earnings performance for the years reported in the table, however, actual bonus payment occurred in the year subsequent to which the bonus was earned.
(3) There are no "Other Annual Compensation" items to be included in this report in conformance with limitations prescribed in the revised regulations of the Securities and Exchange Commission. The aggregate value of perquisites for each of the listed individuals was minimal.
(4) Non-qualified stock options were granted in 1991 to each of the individuals listed in the table. Except for the option grant to Stewart Carrell, the life of the listed options are for five years from the date of grant, with vesting occurring at the rate of one-third of the total grant on each of the one-year anniversaries subsequent to the grant date. Mr. Carrell's option grant also has a five-year life but vesting occurred one-half on the date of grant and the remaining one-half on the first anniversary after the date of grant.
(5) The amounts disclosed in "All Other Compensation" represent the Company's contribution to E&S's 401(k) Deferred Savings Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  No Option/SAR grants were made to the Company's Chief Executive Officer nor to the next four most highly compensated executive officers during 1993.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

  The following table sets forth information concerning the exercise of stock options/SARs during fiscal year 1993 by each of the named executive officers and lists the value of their unexercised options and SARs on December 31, 1993.

                                    NUMBER OF SECURITIES
                                   UNDERLYING UNEXERCISED
                                        OPTIONS/SARS          VALUE OF UNEXERCISED
               SHARES                AT FISCAL YEAR-END     IN-THE-MONEY OPTIONS/SARS
              ACQUIRED    VALUE   EXERCISABLE/UNEXERCISABLE    AT FISCAL YEAR-END
             ON EXERCISE REALIZED            (1)            EXERCISABLE/UNEXERCISABLE
   NAME          (#)       ($)               (#)                       ($)
- ----------   ----------- -------- ------------------------- -------------------------
Rodney S.
 Rougelot      15,000    $60,000       114,666 / 7,334         $176,331 / $25,669
Robert A.
 Schumacker    10,000     25,000        82,000 / 6,000          139,500 /  21,000
J. Robert
 Driggs        12,000     33,000        38,000 / 4,000           65,500 /  14,000
Ronald R.
 Sutherland     4,000      9,645        23,000 / 4,000           62,750 /  14,000
Stewart
 Carrell        None       None         39,000 /   -0-          136,500 /     -0-

- --------
(1) The options/SARs identified above are all non-qualified stock options with no associated stock appreciation rights (SARs).

PENSION PLAN

  The Company supports a defined benefit pension plan with contributions based upon actuarial computations which take into account many assumptions and factors including, among others, projected average salary and time in service. Directors of the Company who are not otherwise full-time employees of the Company are not eligible for participation in the Pension Plan. The Company's 1993 expense for the Pension Plan of $2,064,000 was approximately 4% of the total remuneration of those participants covered by the Pension Plan for the fiscal year 1993.

  The following table illustrates the approximate annual retirement benefits (not including social security benefits) under the Pension Plan, assuming retirement at age 65, based upon years of accredited service and final qualifying earnings as defined in the Pension Plan, and also assuming that the employee elects a straight life annuity.

     FINAL
    AVERAGE                                       YEARS OF SERVICE
  QUALIFYING                        --------------------------------------------
   EARNINGS                            15       20       25       30       35
  ----------                        -------- -------- -------- -------- --------
   $125,000.......................  $ 27,450 $ 36,600 $ 45,750 $ 54,900 $ 64,050
    150,000.......................    33,075   44,100   55,125   66,150   77,175
    175,000.......................    38,700   51,600   64,500   77,400   90,300
    200,000.......................    44,325   59,100   73,875   88,650  103,425
    225,000.......................    49,950   66,600   83,250   99,900  115,641
    250,000.......................    55,575   74,100   92,625  111,150  115,641
    300,000.......................    66,825   89,100  111,375  115,641  115,641
    400,000.......................    89,325  115,641  115,641  115,641  115,641
    450,000.......................   100,575  115,641  115,641  115,641  115,641
    500,000.......................   111,825  115,641  115,641  115,641  115,641

- --------
(1) For purposes of determining benefits at normal retirement, the Final Average Qualifying Earnings is the average of the five consecutive calendar years that will produce the highest average out of the last ten calendar years of employment.
(2) Beginning in 1989, compensation taken into account under the qualified pension plan for any individual in any year was limited to $200,000, indexed annually by the Internal Revenue Service for cost of living increases. For 1993, the applicable limit was $235,840.
(3) Under the pension provisions described above, the credited years of service for the officers listed in the proceeding compensation table are as follows: Messrs. J. Robert Driggs, 10 years; Rodney S. Rougelot, 21 years; Robert A. Schumacker, 21 years; and Ronald R. Sutherland, 12 years. Mr. Stewart Carrell is a part-time employee and has not accrued any credited years of service.

     REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE OF THE BOARD OF
                                   DIRECTORS

GENERAL

  The Compensation and Stock Options Committee of the Board of Directors (the "Committee") establishes and oversees the general compensation policies of the Company, which include specific compensation levels for executive officers, cash incentive initiatives for executives and the technical staff, and the Key Employee Stock Option Plan. The Committee is composed of the Chairman of the Board and the four independent, outside directors.

  The Company operates in highly competitive businesses. At the executive and technical staff level, the Company competes for personnel nationally. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of the Company.

  The Company is committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to business unit and overall company performance, both current and long-term.

  The Board of Directors and the Compensation and Stock Options Committee have determined that it is in the best interests of the Company to administer the Company's employee benefit plans under the old Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934 until such time as the Company is required to administer its employee benefit plans under the new Rule 16b-3. In order to comply with the applicable rule, the Compensation and Stock Options Committee shall establish the Stock Option Administrative Subcommittee to administer all stock options granted to members of the Board of Directors. This subcommittee shall be composed of three disinterested individuals who are neither directors or employees of the Company.

EXECUTIVE COMPENSATION

  The salary of the Chief Executive Officer is established solely by the Committee, while the salary of other executives is recommended by the Chief Executive Officer for review and approval of the Committee. The prime source of information in determining executive salaries is the survey published annually by the American Electronics Association (AEA), entitled "Executive Compensation In The Electronics Industry". This is the preferred resource because of the electronics industry applicability and because of the nature and large size of the sample. The Committee has determined that, as a general rule, executive, management, and top technical salaries should fall between the 50th and 75th percentiles of the AEA survey.

  During 1993, Company performance continued to reflect the difficult economic conditions of the markets served by the Company. In light of these difficult market conditions and the fact that no salary increase was given to the Chief Executive Officer in 1992, the Committee granted a modest salary increase in 1993. Increases for most other key executives were also modest in reflection of Company performance.

  It is company policy to pay cash bonuses to the Chief Executive Officer, executives, managers, and members of the technical staff based on profitability and achievement of specific individual objectives and business unit and company business plan objectives.

  The overall bonus pool provision is based on the operating profit of the Company above 5% of sales. This provision ensures a return to the shareholders prior to any incentive payments to executives.

  Bonus awards to the Chief Executive Officer are the sole responsibility of the Committee and are based on the philosophy that incentive compensation should be directly and materially linked to the operating results of the Company. Because company profitability declined during the last two years, so did the bonus awards for the Chief Executive Officer.

  The Committee, with assistance from the Chief Executive Officer, determines the allocation of the bonus pool among business groups, with the primary consideration being group contribution to company profitability. The Chief Executive Officer recommends to the Committee bonus awards for the executives, emphasizing company and group profitability, and based on his evaluation of the contribution of the particular individuals. The four most highly compensated executives, besides the Chief Executive Officer, are included in the proxy statement and, as with the Chief Executive Officer, these bonus awards declined in the last two years.

  Other than the company pension plan, the long-term component of the compensation for the Chief Executive Officer and other executives is the Key Employee Stock Option Plan. The plan does not provide for automatically-timed option grants, but rather provides for grants at the discretion of the Committee. In general, stock options are granted to executives, key managers, and technical staff whose individual assignments are anticipated to have high leverage in terms of achieving the longer-term objectives of the Company. No options were granted to the Chief Executive Officer or to the other four most highly compensated executives during fiscal year 1993.

  With assistance from outside compensation consultants, the Compensation and Stock Options Committee has developed and implemented a comprehensive, performance based, executive compensation program commencing with fiscal year 1994.

  This report is submitted by the members of the Compensation and Stock Options Committee.

           Stewart Carrell        Ivan E. Sutherland
           Henry N. Christiansen  John E. Warnock
           Peter O. Crisp


TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  In April, 1984, the Board of Directors authorized a form of severance agreement which provides that, upon termination of employment (i) by the Company within two years of a change in control which has not been approved by a majority of the directors in office immediately preceding such change in control (an "unapproved change in control") or (ii) by the executive for good reason within two years after such an unapproved change in control, such executive will be entitled to receive, among other things, an amount equal to the sum of his base salary at the date of termination plus any amount awarded under the President's Plan or the Executive Plan for the year preceding the year of termination multiplied by two and a pro rata portion of any award related to any uncompleted performance award period under the President's Plan, the Executive Plan, or the Stock Bonus Plan. Such agreements would also require the Company to provide certain benefits, including insurance coverage, for each person after termination of employment for a two year period and to provide each person with an amount in cash equal to an amount which he would have received under the Company pension plans had he been fully vested and had he remained employed for two additional years, reduced by the pension benefits he will actually receive under such pension plans. However, each executive may terminate employment with the Company within 90 days of an unapproved change in control without good reason, in which case the severance benefits are limited to an amount in cash equal to the sum of his annual base salary at the date of termination plus an amount equal to the amount of any award received under the President's Plan, the Executive Plan, or the Stock Bonus Plan for the year preceding the year of termination. Such arrangements confer no benefits either prior to an unapproved change in control nor after a change in control which has been approved by the Board of Directors as described above. Because such agreements may impose significant costs upon the Company following a change in control, they may tend to discourage takeover attempts. The Board of Directors has authorized the President or the Board, in his or their discretion, to cause the Company to enter into such severance agreements with up to approximately twelve persons, including some or all of the officers of the Company and such other key employees as the President shall in his discretion designate. The Company has not yet entered into any such agreements.

                         COMPARATIVE STOCK PERFORMANCE

  The following graph presents a five year comparison of cumulative total shareholder return on the common stock of the Company with the cumulative total return on the S&P 500 Index and the Hambrecht & Quist Computer hardware Sector Index. It assumes the investment of $100 on January 1, 1989, and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                              SPECIFIC PLOT POINTS

                                                        1989 1990 1991 1992 1993
                                                        ---- ---- ---- ---- ----
      Evans & Sutherland............................... 146  108  132  111  117
      Hambrecht & Quist................................  86   93   90   78   82
      Standard & Poors 500............................. 132  128  166  179  197

ADOPTION OF EVANS & SUTHERLAND 1994 LONG-TERM INCENTIVE EQUITY PLAN

  On March 30, 1994, the Board of Directors adopted the Evans & Sutherland 1994 Long-Term Incentive Equity Plan, subject to approval by the shareholders. The text of the new Incentive Equity Plan is as follows:

            EVANS & SUTHERLAND 1994 LONG-TERM INCENTIVE EQUITY PLAN

1.Purpose

    This 1994 Long-Term Incentive Equity Plan (the "Plan") is intended to promote the long-term success of Evans & Sutherland (the "Company") by providing its officers and other employees with incentives to create excellent performance and to continue in the employ of the Company, its subsidiaries and affiliates. By encouraging Plan participants to become shareholders of the Company and by providing actual ownership through Plan awards, it is also intended that participants will view the Company from an ownership perspective.

2.Term

    The Plan shall terminate at the close of business on the fifth anniversary of its approval by the Company's shareholders. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.Plan Administration

    A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of persons, in such numbers as the rules referenced herein shall require at any given time, who shall qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as now or hereafter applicable to the Company, or any successor rules; and (b)
  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including those contemplated by
  Section 15 of the Plan, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

4.Eligibility

    Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5.Shares of Common Stock Subject to the Plan

    Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($.20 par value) of the Company ("shares") which may be transferred to participants under the Plan shall be 265,000 shares, plus any shares available for grant on the date the Plan is approved by the Company's shareholders, and any shares which subsequently become available to the extent that outstanding stock options are terminated or cancelled under the Company's 1985 Stock Option Plan for Key Employees and the 1981 Stock Bonus Plan (the "Prior Plans"). The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan and the aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 275,000 shares. The aggregate number of shares that may be represented by incentive stock options ("ISOs") intended to comply with Section 422 of the Code shall not exceed 825,000 shares.

    Shares subject to awards under the Plan, which expire, terminate or are canceled without exercise or vesting shall thereafter be available for the granting of other awards. Any shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company, on or after the effective date of the Plan in connection with any exercise of a stock option or receipt of shares under the Plan or Prior Plans shall again be available for grants under the Plan. Further, in instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

    Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6.Adjustments and Reorganizations

    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan, (b) each outstanding award made under the Plan, and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

    In the event that the Company undergoes a change in control (as defined by the Committee), or is liquidated or reorganized, or is not the surviving company in a merger or consolidation with another company, and in the absence of the surviving Company's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate adjustments, including the acceleration of vesting, and settlements of such awards either as of the time of award or at a subsequent date.

7.Fair Market Value

    Fair Market Value for all purposes under the Plan shall mean the closing price of a share as reported daily in the Wall Street Journal or similar readily available public source for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which sales of shares were made shall be used.

8.Awards

    The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company including the plan of any acquired entity. The types of awards that may be granted under the Plan are:

  a) Stock Options--This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share on the date the SAR was granted. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, include (i) tendering (either actually or by attestation) shares, (ii) surrendering a stock award valued at Fair Market Value on the date of surrender, (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iv) any combination of the above.

    The Committee may grant stock options that provide for the award of a new stock option when the exercise price has been paid for by tendering shares to the Company. Such a stock option shall be limited to the number of shares tendered, with the stock option purchase price set at the then-current Fair Market Value, and shall not extend beyond the remaining term of the originally exercised option.

  b) SARs--This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement. Except if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value in the applicable award agreement for the date of grant shall be no lower than the actual Fair Market Value of a share on such date of grant.

  c) Stock Awards--This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include but are not limited to continuous service with the Company, achievement of specific business objectives and other measurements of individual, business unit or Company performance.

9.Dividends and Dividend Equivalents

    The Committee may provide that many awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10.Deferrals and Settlements

    Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11.Transferability and Exercisability

    Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular awards: (a) by gift or other transfer of an award to (i) any trust or estate in which the original award recipient or such participant's spouse or other immediate relative; has a substantial beneficial interest or (ii) a spouse or other immediate relative; and (b) pursuant to a qualified domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

    In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or other non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the Plan upon the death of the participant.

12.Award Agreements

    Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

13.Foreign Participation

    In order to assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the share limitations contained in Section 5 of the Plan.

14.Plan Amendment

    The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or cause the Plan not to comply with Rule 16b-3 (or any successor rule) under the 1934 Act or
  Section 162(m) of the Code shall be made without the approval of the Company's shareholders.

15.Tax Withholding

    The company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16.Other Benefit and Compensation Programs

    Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17.Unfunded Plan

    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18.Use of Proceeds

    The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall be used for general corporate purposes.

19.Regulatory Approvals

    The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20.Future Rights

    No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

21.Governing Law

    The validity, construction and effect of the Plan and actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Utah and applicable federal law.

22.Successors and Assigns

    The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate or such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES IS REQUIRED FOR THE APPROVAL OF THE ADOPTION OF THE LONG-TERM INCENTIVE EQUITY PLAN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

AMENDMENT TO 1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

  On January 25, 1994, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the 1989 Stock Option Plan For Non-Employee Directors, increasing the initial and annual option grant awards to directors from 2,000 shares to 5,000 shares and increasing the accumulative ceiling of option grant awards for a given director, under the Plan, from 20,000 shares to 45,000 shares.

  The purpose of the 1989 Plan is to promote the interest of the Company and its shareholders by attracting and retaining highly qualified, independent directors with an investment and performance interest in the Company's future success. The 1989 Plan is the only Evans & Sutherland option plan non-employee directors are eligible to participate in.

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES IS REQUIRED FOR THE APPROVAL OF THE ADOPTION OF THE NON-EMPLOYEE DIRECTORS PLAN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                             SELECTION OF AUDITORS

  KPMG Peat Marwick, independent certified public accountants, has been selected by the Board of Directors as the firm to audit the accounts and to report on the financial statements of the Company for the current fiscal year ending December 30, 1994. Neither KPMG Peat Marwick, nor any of its members has any financial interest, direct or indirect, in the Company, nor has KPMG Peat Marwick, nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer or employee. It is anticipated that a representative of KPMG Peat Marwick will attend the meeting and shall be available to respond to appropriate questions. It is not anticipated that the representative from KPMG Peat Marwick will make any statement or presentation.

                             SHAREHOLDER PROPOSALS

  Any proposal(s) to be submitted by a shareholder for consideration at the next Annual Meeting of Shareholders to be held in 1995 must be received by the Company on or before December 13, 1994.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

                                          Evans & Sutherland Computer
                                           Corporation

                                          Gary E. Meredith
                                           Secretary

                    EVANS & SUTHERLAND COMPUTER CORPORATION
                                     PROXY
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rodney S. Rougelot and Gary E. Meredith and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Evans & Sutherland Computer Corporation, a Utah corporation (the "Company"), held of record by the undersigned on April 1, 1994, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's offices at 600 Komas Drive, Salt Lake City, Utah 84108, on May 19, 1994, at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

    1. ELECTION OF DIRECTORS, such to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held in 1997 and until their respective successors shall be duly elected and qualified,

        [_] FOR ALL nominees listed below (except as marked to the contrary below)

        [_] WITHHOLD AUTHORITY to vote for all nominees listed below.

        (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

        Peter O. Crisp          Ivan E. Sutherland

    2. Proposal to Adopt the Evans & Sutherland 1994 Long-Term Incentive Equity Plan

        [_] FOR          [_] AGAINST          [_] ABSTAIN

    3.  Proposal to Amend the 1989 Stock Option Plan for Non-Employee Directors

        [_] FOR          [_] AGAINST          [_] ABSTAIN

    4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE. FOR THE PROPOSAL TO ADOPT THE EVANS & SUTHERLAND 1994 LONG-TERM INCENTIVE EQUITY PLAN, AND FOR THE PROPOSAL TO AMEND THE 1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.
Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

Dated: ______________    _______________________________________________________
                                  Signature      Signature (if held jointly)

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)